EXHIBIT 23

                 GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
General Motors Corporation:

   We consent to the incorporation by reference of our report on page II-14 dated January 17, 2001 and of our report on page IV-40 dated January 16, 2001 appearing in this Annual Report on Form 10-K of General Motors Corporation for the year ended December 31, 2000, in the following Registration Statements:

           Registration
Form       Statement No.  Description
----       -------------  ------------

S-3        333-13797      General Motors Corporation Debt Securities

S-3        333-61613      General Motors Corporation Debt Securities

S-3        33-47343       General Motors Corporation $1-2/3 Par Value Common
         (Post-Effective    Stock
          Amendment No. 1)

S-3        33-49035       General Motors Corporation $1-2/3 Par Value Common
         (Amendment No. 1)  Stock


S-3        33-56671       General Motors Corporation $1-2/3 Par Value Common
         (Amendment No. 1)  Stock

S-3        33-49309       General Motors Corporation Dividend Reinvestment
                            Plan

S-3        333-45104      General Motors Corporation $1-2/3 Par Value Common
                            Stock

S-8        333-47198      The General Motors Personal Savings Plan for
                            Hourly-Rate Employees in the United States

S-8        333-90097      General Motors Stock Incentive Plan

S-8        333-47204      General Motors Savings-Stock Purchase Program for
                            Salaried Employees in the United States

S-8        333-76441      The Hughes Non-Bargaining Employees Thrift and
                            Savings Plan
                          The Hughes Bargaining Employees Thrift and Savings
                            Plan

S-8        333-47202      The GMAC Mortgage Group Savings Incentive Plan
                            (formerly GMAC Mortgage Corporation Savings
                            Incentive Plan)

S-8        333-90087      Hughes Electronics Corporation Incentive Plan

S-8        333-47200      Saturn Individual Savings Plan for Represented
                            Members

S-8        333-17937      Saturn Personal Choices Savings Plan for
                            Non-Represented Members

S-8        333-44957      General Motors 1998 Stock Option Plan

S-8        333-66653      ASEC Manufacturing Savings Plan

S-8        333-31846      General Motors Deferred Compensation Plan for
                            Executive Employees

S-8        333-55118      The GMAC Insurance Personal Lines Retirement
                            Savings Plan

S-8        333-55122      The Holden Employee Share Ownership Plan


/s/DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Detroit, Michigan
March 6, 2001

                                      IV-18